UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 8, 2009

Danaher Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-08089	59-1995548
(Commission File Number)	(IRS Employer Identification No.)

2099 Pennsylvania Ave., N.W., 12th Floor, Washington, D.C.	20006-1813
(Address of Principal Executive Offices)	(Zip Code)

202-828-0850

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 8, 2009, the Board of Directors of Danaher Corporation (“Danaher”) appointed Elias A. Zerhouni, M.D. to fill a current vacancy on Danaher’s Board of Directors with an initial term that will expire at Danaher’s 2011 annual meeting of shareholders.

As a non-employee director, Dr. Zerhouni will receive the same compensation paid to other non-employee directors of Danaher as disclosed in Danaher’s annual proxy statement filed with the Commission on March 20, 2009. Dr. Zerhouni will also enter into a director indemnification agreement with Danaher, the form of which has been previously filed with the Commission.

There is no arrangement or understanding between Dr. Zerhouni and any other person pursuant to which Dr. Zerhouni was selected as a director of Danaher. There are no transactions in which Dr. Zerhouni has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

By:	/S/ DANIEL L. COMAS
Name:	Daniel L. Comas
Title:	Executive Vice President and Chief Financial Officer

Dated: December 10, 2009